Exhibit 99.2 - Interim financial statements of Celestial Jets, Inc. for the three months ended March 31, 2010

Celestial Jets, Inc.
Balance Sheets
March 31, 2010 and December 31, 2009
(Unaudited)

	2010	2009
ASSETS
Current Assets
Cash	$197,695	$127,569
Accounts receivable	—	29,122

Total Current Assets	197,695	156,691

Property, plant and equipment, net	15,127	11,431

TOTAL ASSETS	$212,822	$168,122

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$4,723	$51,230
Convertible note payable to third party	249,975	—
Notes payable – related party	63,862	62,557
Convertible notes payable – related party	100,000	100,000

Total Current Liabilities	418,559	213,787

Stockholders’ Deficit
Common stock, no par value, 200 shares authorized, issued and outstanding	—	—
Accumulated deficit	(205,737)	(45,665)

Total Stockholders’ Deficit	(205,737)	(45,665)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$212,822	$168,122

Celestial Jets, Inc.
Statements of Operations
Three Months Ended March 31, 2010,
and the period from February 22, 2009 (Inception) Through March 31, 2009
(Unaudited)

	2010	2009

Revenue, net	$53,545	$—

Selling, general and administrative expenses	209,521	—

Net operating loss	(155,976)	—

Interest expense	4,097	—

Net Loss	$(160,072)	$—

Basic and diluted loss per share	$800.36	—
Weighted average shares outstanding – basic and diluted	200	—

Celestial Jets, Inc.
Statements of Cash Flows
Three Months Ended March 31, 2010,
and the period from February 22, 2009 (Inception) Through March 31, 2009
(Unaudited)

	2010	2009

Cash Flows from Operating Activities
Net loss	$(160,072)	$—
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,279
Changes in operating assets and liabilities
Accounts receivable	29,122
Accounts payable	(46,533)	—

Net cash used in operating activities	(176,204)	—

Cash Flows From Investing Activities
Purchase of fixed assets	(4,975)	(7,000)

Cash Flows from Financing Activities
Proceeds from third party note	249,975	—
Proceeds from related party debt	1,330	7,000
Net cash provided by financing activities	251,305	7,000

Net Increase in Cash	70,126	—

Cash at Beginning of Period	127,569	—

Cash at End of Period	$197,695	$—

Celestial Jets, Inc.
Notes to Financial Statements
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC elsewhere in this Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported elsewhere in the Form 8-K, have been omitted.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, we have incurred net losses since inception and do not have sufficient resources to continue without additional working capital. These conditions raise substantial doubt as to our ability to continue as a going concern. In response to these conditions, we may raise additional capital through the sale of equity securities, through an offering of debt securities or through borrowings from financial institutions or individuals. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE 3 – LOAN FROM THIRD PARTY

During March 2010, Celestial Jets received $249,975 from a third party, who as consideration accepted a $250,000 promissory note from Vizstar, Inc., a publicly-traded entity with no operations. Concurrently, Celestial agreed to pay Vizstar, Inc. On June 11, 2010, Celestial merged with Vizstar and now owes the third party the $249,975 with interest at 10%. This note matures October 31, 2010 and is convertible into Vizstar shares at $.67 per share.

Vizstar acquired 100% of Celestial Jets in exchange for 35,633,584 newly-issued Vizstar shares to represent 54.14% of total post-merger shares, plus 16,000,000 warrants exercisable at $.0001 anytime until June 11, 2011 and only issuable as an anti-dilutive measure if more shares are issued to others later. Upon the merger, the combined entity still owes the third party $249,975 plus 10% interest.